As filed with the Securities and Exchange Commission on August 8, 2025
Registration No. 333-_____
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________________________
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
 ______________________________________________

AKAMAI TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3432319
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
145 Broadway Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Akamai Technologies, Inc. Second Amended and Restated 2013 Stock Incentive Plan, as amended
(Full Title of the Plan)
Aaron S. Ahola, Esq.
Executive Vice President, General Counsel and Corporate Secretary
Akamai Technologies, Inc.
145 Broadway
Cambridge, Massachusetts 02142
(Name and Address of Agent For Service)

617-444-3000
(Telephone Number, Including Area Code, of Agent For Service)
 ______________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company	☐	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 8,000,000 shares of the Registrant’s common stock, $0.01 par value per share, to be issued under the Registrant’s Second Amended and Restated 2013 Stock Incentive Plan, as amended (the “2013 Plan”). In accordance with General Instruction E to Form S-8, except for Item 8 “Exhibits,” this Registration Statement incorporates by reference the contents of the Registration Statements on Form S-8, File Nos. 333-188989, 333-204208, 333-218537, 333-231704, 333-258583, 333-266689, 333-273809 and 333-281386 filed with the Securities and Exchange Commission on May 31, 2013, May 15, 2015, June 6, 2017, May 23, 2019, August 6, 2021, August 9, 2022, August 8, 2023 and August 8, 2024, respectively, relating to the 2013 Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference in this registration statement:

Number	Description
4.1
Amended and Restated Certificate of Incorporation of Akamai Technologies, Inc. (including all amendments thereto) (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 16, 2025)

4.2	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 16, 2022)
4.3	Amendment No. 1 to Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 19, 2023)
5.1	Opinion of Goodwin Procter LLP, counsel to the Registrant
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
24.1	Power of attorney (included on the signature pages of this registration statement)
99.1
Akamai Technologies, Inc. Second Amended and Restated 2013 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 16, 2025)

107	Filing Fee Table

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on this 8th day of August, 2025.

AKAMAI TECHNOLOGIES, INC.
By:	/s/ Aaron S. Ahola
Aaron S. Ahola
Executive Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of Akamai Technologies, Inc., hereby severally constitute and appoint F. Thomson Leighton, Edward McGowan and Aaron Ahola, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Akamai Technologies, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ F. Thomson Leighton	President, Chief Executive Officer and Director (Principal Executive Officer)	August 8, 2025
F. Thomson Leighton

/s/ Edward McGowan	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	August 8, 2025
Edward McGowan

/s/ Laura Howell	Chief Accounting Officer (Principal Accounting Officer)	August 8, 2025
Laura Howell

/s/ Janaki Akella	Director	August 8, 2025
Janaki Akella

/s/ Sharon Y. Bowen	Director	August 8, 2025
Sharon Y. Bowen

/s/ Marianne C. Brown	Director	August 8, 2025
Marianne C. Brown

/s/ Bas Burger	Director	August 8, 2025
Bas Burger

/s/ Monte E. Ford	Director	August 8, 2025
Monte E. Ford

/s/ Daniel R. Hesse	Director	August 8, 2025
Daniel R. Hesse

/s/ Peter T. Killalea	Director	August 8, 2025
Peter T. Killalea

/s/ Jonathan F. Miller	Director	August 8, 2025
Jonathan F. Miller

/s/ Madhu Ranganathan	Director	August 8, 2025
Madhu Ranganathan

/s/ Bernardus Verwaayen	Director	August 8, 2025
Bernardus Verwaayen